UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2016

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On May 3, 2016, Atlantic Tele-Network, Inc. (the “Company”) completed its previously announced acquisition of a controlling interest in KeyTech, Limited (“KeyTech”) and the business combination of KeyTech with its subsidiary providing wireless services under the “CellOne” name in Bermuda.  The purchase price was approximately $42 million and was funded with cash on hand.

On May 4, 2016, the Company issued a press release announcing the completion of the acquisition, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.01. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired

Any financial statements required to be filed in connection with the acquisition described in Item 2.01 will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 71 calendar days after the date on which this Form 8-K was required to be filed

(b)                                 Pro forma financial information

Any pro forma financial information required to be filed in connection with the acquisition described in Item 2.01 will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d)                                 Exhibits

Exhibit
Number	Description
99.1	Press release of the Company, dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: May 4, 2016

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of the Company, dated May 4, 2016.